UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2011

GRYPHON GOLD CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-127635	92-0185596
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

675 West Hasting Street, Suite 711
Vancouver, BC V6B 1N2
(Address of principal executive offices)  (Zip Code)

 (604) 261-2229
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On Thursday, September 8, 2011, Gryphon Gold Corporation (the “Registrant”) held its 2011 Annual Meeting of Stockholders (the “Annual Meeting”) for the purposes of (i) electing directors of the Registrant, (ii) ratifying the appointment of the Registrant’s independent registered public accounting firm, and (iii) ratifying an increase in the number of shares of common stock available for the grant of options under the Registrant’s 2006 Omnibus Incentive Plan from 6,000,000 to 12,000,000.  The matters acted upon at the Annual Meeting are described in more detail in the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on July 26, 2011, pursuant to which proxies for the Annual Meeting were solicited.  The following are the final voting tallies for the Annual Meeting:

Proposal #1 – The election of the nominees to the Registrant’s Board of Directors to serve until the Registrant’s 2012 Annual Meeting of Stockholders or until successors are duly elected and qualified		Voted For	Withheld	Broker Non-Votes
John L. Key		53,763,780	168,000	30,701,078
Donald W. Gentry		48,242,530	5,689,250	30,701,078
Marvin K. Kaiser		45,075,542	8,856,238	30,701,078
Terence J. Cryan		45,944,971	7,986,809	30,701,078

Proposal #2 – The ratification of the appointment of the Registrant’s independent registered public accounting firm for fiscal year 2012	For	Against	Abstain	Broker Non-Votes
	83,223,691	0	1,409,167	0
Proposal #3 – The ratification of an increase in the number of shares of common stock available for the grant of options under the Registrant’s 2006 Omnibus Incentive Plan	For	Against	Abstain	Broker Non-Votes
	52,957,481	955,299	19,000	30,701,078

Each nominee for director was elected and the Registrant’s stockholders approved each proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRYPHON GOLD CORPORATION. (Registrant)

Dated: September 14, 2011	By: /s/ John L. Key John L. Key Chief Executive Officer